Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 1, 2023, Hillenbrand, Inc. (the “Company” or “Hillenbrand”) completed the previously announced sale of its Batesville reportable operating segment (“Batesville”) to BL Memorial Partners, LLC (the “Buyer”), an entity owned by funds affiliated with LongRange Capital, L.P., pursuant to the terms of the Securities Purchase Agreement, dated as of December 15, 2022, between the Buyer and Hillenbrand (the “Agreement”). Under the terms of the Agreement, the Buyer agreed to acquire Batesville by acquiring all of the outstanding equity interests in the entities that owned and operated Batesville (the “Disposal Transaction”) for an aggregate purchase price of $761.5 million, consisting of $750 million in cash (subject to specified adjustments as set forth in the Agreement) and an $11.5 million subordinated note (the “Promissory Note”).

The following unaudited pro forma condensed consolidated financial statements as of September 30, 2022, and for the years ended September 30, 2022, 2021, and 2020, have been derived from the historical audited consolidated financial statements of Hillenbrand, which were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are included in Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2022, filed with the U.S Securities and Exchange Commission (the “SEC”) on November 16, 2022. The Company’s fiscal year ends on September 30. Unless otherwise stated, references to years relate to fiscal years.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative and informational purposes only and are not intended to represent what Hillenbrand’s results of operations or financial position would have been had the Disposal Transaction occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements also should not be considered indicative of Hillenbrand’s future results of operations or financial position. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed consolidated financial statements do not reflect the realization of any expected cost savings, synergies, or dis-synergies as a result of the Disposal Transaction.

The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical audited consolidated financial statements of Hillenbrand as of September 30, 2022, and for the years ended September 30, 2022, 2021, and 2020, which are included in Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on November 16, 2022.

Beginning in the first fiscal quarter of 2023, the Company determined the criteria for held for sale and discontinued operations was met, and the Company will present Batesville as held for sale and a discontinued operation in its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022. The Company believes that the adjustments included in the Discontinued Operations and Held for Sale columns of the unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet, respectively, are consistent with the guidance for held for sale presentation and discontinued operations under GAAP. Hillenbrand’s current estimates on a held for sale and discontinued operations basis are preliminary and could change as the Company finalizes held for sale and discontinued operations accounting to be reflected in the financial statements as of and for the three months ended December 31, 2022 reported in its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022.

Article 11 of Regulation S-X requires that pro forma financial information with respect to a transaction to which pro forma effect is being given include the following pro forma adjustments to the historical financial statements of the registrant:

Transaction Accounting Adjustments:

•	Adjustments that reflect only the application of required accounting to the transaction.

Autonomous Entity Adjustments:

•	Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Article 11 of Regulation S-X permits registrants to reflect, in the explanatory notes to the pro forma financial information, management adjustments that depict synergies or dis-synergies of the transaction to which pro forma effect is being given.

The following unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet reflect the following Transaction Accounting Adjustments:

Held for Sale Adjustments:

•	Pro forma adjustments directly attributable to the Disposal Transaction in accordance with Financial Accounting Standards Board Accounting Standards Codification 360, “Property, Plant, and Equipment” (“ASC 360”).

Discontinued Operations Adjustments:

•	Pro forma adjustments directly attributable to the Disposal Transaction in accordance with Financial Accounting Standards Board Accounting Standards Codification 205-20, “Discontinued Operations” (“ASC 205”).

Other Separation Adjustments:

Pro forma adjustments reflecting:

•	the receipt and use of cash proceeds from the Disposal Transaction, as described in Note 2 in the notes to the unaudited pro forma condensed consolidated financial statements;

•	the receipt of the Promissory Note in connection with the Disposal Transaction;

•	contractual arrangements entered into in connection with the Disposal Transaction, as described in Note 2 in the notes to the unaudited pro forma condensed consolidated financial statements; and

•	the Company’s incurrence and payment of transaction costs related to the Disposal Transaction.

There are no Autonomous Entity Adjustments included in the pro forma condensed consolidated financial statements. Additionally, the unaudited pro forma condensed consolidated financial statements do not include management adjustments to reflect any potential synergies or dis-synergies in connection with the Disposal Transaction.

The unaudited pro forma condensed consolidated statements of operations for the years ended September 30, 2022, 2021, and 2020, give effect to the Discontinued Operations Adjustments as if they had occurred on October 1, 2019, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2022, gives effect to the Other Separation Adjustments as if they had occurred on October 1, 2021, with the exception of the Other Separation Adjustment related to the lease agreement described in Note 2(e) in the notes to the unaudited pro forma condensed consolidated financial statements. The Other Separation Adjustment related to the lease agreement is reflected in the unaudited pro forma condensed consolidated statements of operations for the years ended September 30, 2022, 2021, and 2020, as if it had occurred on October 1, 2019, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2022, gives effect to the Held for Sale Adjustments and the Other Separation Adjustments as if they had occurred on September 30, 2022.

Hillenbrand, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended September 30, 2022
		Pro Forma Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical Hillenbrand	Less: Discontinued Operations 2(a)	Other Separation Adjustments		Pro Forma Hillenbrand Continuing Operations
Net revenue	$2,940.9	$625.6	$-		$2,315.3
Cost of goods sold	1,986.3	434.8	-		1,551.5
Gross profit	954.6	190.8	-		763.8
Operating expenses	522.1	70.5	0.9	2(e)	452.5
Amortization expense	54.0	-	-		54.0
Loss on divestitures	3.1	-	-		3.1
Interest expense	69.8	-	(5.6)	2(c)	64.2
Other income, net	8.4	(5.7)	3.7	2(f)	17.8
Income before income taxes	314.0	114.6	8.4		207.8
Income tax expense	98.8	30.6	2.2	2(h)	70.4
Consolidated net income	215.2	84.0	6.2		137.4
Less: Net income attributable to noncontrolling interests	6.3	-	-		6.3
Net income attributable to Hillenbrand	$208.9	$84.0	$6.2		$131.1

Net income -- per share of common stock
Basic earnings per share	$2.91				$1.83
Diluted earnings per share	$2.89				$1.82
Weighted-average shares outstanding -- basic	71.7				71.7
Weighted-average shares outstanding -- diluted	72.2				72.2

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Hillenbrand, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended September 30, 2021
		Pro Forma Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical Hillenbrand	Less: Discontinued Operations 2(a)	Other Separation Adjustments		Pro Forma Hillenbrand Continuing Operations
Net revenue	$2,864.8	$623.4	$-		$2,241.4
Cost of goods sold	1,907.5	398.4	-		1,509.1
Gross profit	957.3	225.0	-		732.3
Operating expenses	526.4	71.0	0.9	2(e)	456.3
Amortization expense	55.7	-	-		55.7
Gain on divestitures	(67.1)	-	-		(67.1)
Impairment charges	11.2	-	-		11.2
Interest expense	77.6	-	-		77.6
Other income, net	0.3	(5.1)	-		5.4
Income before income taxes	353.8	148.9	(0.9)		204.0
Income tax expense	98.6	39.7	(0.2)	2(h)	58.7
Consolidated net income	255.2	109.2	(0.7)		145.3
Less: Net income attributable to noncontrolling interests	5.3	-	-		5.3
Net income attributable to Hillenbrand	$249.9	$109.2	$(0.7)		$140.0

Net income -- per share of common stock
Basic earnings per share	$3.34				$1.87
Diluted earnings per share	$3.31				$1.86
Weighted-average shares outstanding -- basic	74.9				74.9
Weighted-average shares outstanding -- diluted	75.4				75.4

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Hillenbrand, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended September 30, 2020
		Pro Forma Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical Hillenbrand	Less: Discontinued Operations 2(a)	Other Separation Adjustments		Pro Forma Hillenbrand Continuing Operations
Net revenue	$2,517.0	$552.6	$-		$1,964.4
Cost of goods sold	1,703.7	363.1	-		1,340.6
Gross profit	813.3	189.5	-		623.8
Operating expenses	538.2	68.3	0.9	2(e)	470.8
Amortization expense	71.9	-	-		71.9
Loss on divestitures	3.5	-	-		3.5
Impairment charges	144.8	-	-		144.8
Interest expense	77.4	-	-		77.4
Other income, net	4.0	(4.1)	-		8.1
(Loss) income before income taxes	(18.5)	117.1	(0.9)		(136.5)
Income tax expense	34.9	31.3	(0.2)	2(h)	3.4
Consolidated net (loss) income	(53.4)	85.8	(0.7)		(139.9)
Less: Net income attributable to noncontrolling interests	6.7	-	-		6.7
Net (loss) income attributable to Hillenbrand	$(60.1)	$85.8	$(0.7)		$(146.6)

Net loss -- per share of common stock
Basic loss per share	$(0.82)				$(2.00)
Diluted loss per share	$(0.82)				$(2.00)
Weighted-average shares outstanding -- basic	73.4				73.4
Weighted-average shares outstanding -- diluted	73.4				73.4

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Hillenbrand, Inc

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of September 30, 2022
		Pro Forma Transaction Accounting Adjustments
(in millions)	Historical Hillenbrand	Less: Held for Sale 2(a)	Other Separation Adjustments		Pro Forma Hillenbrand Continuing Operations
ASSETS
Current Assets
Cash and cash equivalents	$234.1	$1.9	$405.0	2(b), 2(g)	$637.2
Trade receivables, net	312.3	59.5	-		252.8
Receivables from long-term manufacturing contracts	213.3	-	-		213.3
Inventories	533.8	48.2	-		485.6
Prepaid expenses and other current assets	109.4	6.7	-		102.7
Total current assets	1,402.9	116.3	405.0		1,691.6
Property, plant, and equipment, net	281.0	49.1	-		231.9
Operating lease right-of-use assets	123.5	35.6	3.8	2(e)	91.7
Intangible assets, net	810.7	-	-		810.7
Goodwill	1,159.4	8.3	-		1,151.1
Other long-term assets	90.0	14.4	11.5	2(b)	87.1
Total assets	$3,867.5	$223.7	$420.3		$4,064.1

LIABILITIES
Current Liabilities
Trade accounts payable	$433.0	$62.0	$-		$371.0
Liabilities from long-term manufacturing contracts and advances	290.3	-	-		290.3
Accrued compensation	110.6	13.6	-		97.0
Other current liabilities	243.9	38.2	(1.0)	2(e), 2(g)	204.7
Total current liabilities	1,077.8	113.8	(1.0)		963.0
Long-term debt	1,222.1	-	(106.6)	2(b)	1,115.5
Accrued pension and postretirement healthcare	101.3	-	-		101.3
Operating lease liabilities	92.6	22.1	2.9	2(e)	73.4
Deferred income taxes	210.2	-	-		210.2
Other long-term liabilities	55.5	6.0	-		49.5
Total liabilities	2,759.5	141.9	(104.7)		2,512.9

	As of September 30, 2022
		Pro Forma Transaction Accounting Adjustments
(in millions)	Historical Hillenbrand	Less: Held for Sale 2(a)		Other Separation Adjustments		Pro Forma Hillenbrand Continuing Operations
SHAREHOLDERS' EQUITY
Common stock, no par value (75.8 and 75.8 shares issued, 68.9 and 72.7 shares outstanding)	$-	$-		$-		$-
Additional paid-in capital	723.8	-		-		723.8
Retained earnings	812.0	87.6	2(d)	519.2	2(b), 2(d), 2(g)	1,243.6
Treasury stock (6.9 and 3.1 shares), at cost	(297.3)	-		-		(297.3)
Accumulated other comprehensive loss	(155.6)	(5.8)		5.8	2(d)	(144.0)
Hillenbrand Shareholders' Equity	1,082.9	81.8		525.0		1,526.1
Noncontrolling interest	25.1	-		-		25.1
Total Shareholders' Equity	1,108.0	81.8		525.0		1,551.2

Total Liabilities and Equity	$3,867.5	$223.7		$420.3		$4,064.1

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial statements as of September 30, 2022 and for the years ended September 30, 2022, 2021, and 2020 have been derived from and should be read in conjunction with the historical audited consolidated financial statements of Hillenbrand as of September 30, 2022, and for the years ended September 30, 2022, 2021, and 2020, included in Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on November 16, 2022, and the assumptions outlined in Note 2.

An unaudited pro forma condensed consolidated balance sheet as of September 30, 2022, is presented herein in accordance with Rule 11-02(c)(1) of Regulation S-X.

Pro forma condensed consolidated statements of operations for the years ended September 30, 2022, 2021, and 2020, are presented herein in accordance with Rule 11-02(c)(2)(ii) of Regulation S-X.

2.	Pro Forma Adjustments and Assumptions

(a)	The Discontinued Operations and Held for Sale columns of the unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet, respectively, represent the pro forma adjustments to historical financial results directly attributable to the Disposal Transaction in accordance with ASC 205. Transaction costs related to the Disposal Transaction included in operating expenses in the Discontinued Operations column for the unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2022 are $1.9 million.

(b)	Reflects cash received upon the closing of the Disposal Transaction of $672.8 million, which represents the base sale price of $750.0 million (excluding the Promissory Note) after customary closing adjustments under the terms of the Agreement for estimated closing date net working capital, acquired cash and indebtedness, and transaction costs assumed by the Buyer. Under the terms of the Agreement, the sale price (excluding the Promissory Note) is subject to a further customary adjustment for such items following the closing. The Promissory Note is recorded in other long-term assets at its fair value of $11.5 million, which is assumed to be the stated value for purposes of the unaudited pro forma condensed consolidated balance sheet, as part of the transaction consideration received.

From the cash proceeds of the Disposal Transaction, $251.8 million is expected to be used for the following purposes:

•	paydown of $106.6 million of outstanding debt obligations associated with the Company’s Series A unsecured notes and the Company’s revolving credit facility as of September 30, 2022; and

•	payment of the $145.2 million estimated tax obligation resulting from the taxable gain on the Disposal Transaction, discussed further in Note 2(d). The estimated tax obligation amount is based on an estimated effective tax rate of Batesville and is reflected as a reduction in retained earnings.

The difference between the estimated cash proceeds of the Disposal Transaction and the expected use of proceeds described above is reflected as cash and cash equivalents in the unaudited pro forma condensed consolidated balance sheet. For purposes of the unaudited pro forma condensed consolidated balance sheet, the estimated cash proceeds of the Disposal Transaction are impacted by the net working capital of Batesville as of September 30, 2022, and the expected use of proceeds is impacted by the outstanding debt obligations of the Company and the estimated tax obligation resulting from the taxable gain on the Disposal Transaction as of September 30, 2022, rather than as of the closing date of the Disposal Transaction. As a result, the estimated cash proceeds and expected use of proceeds reflected herein may differ materially from the actual gain on the Disposal Transaction recorded as of the closing date.

(c)	Reflects the reduction of interest expense incurred due to the expected long-term debt prepayment described in Note 2(b).

(d)	Reflects the estimated pre-tax gain of $580.7 million as a result of the Disposal Transaction, which is reflected as the difference between the estimated proceeds received (inclusive of the Promissory Note) less the costs of the Disposal Transaction (both those incurred as of September 30, 2022 and those incurred from October 1, 2022 through the closing date of the Disposal Transaction, as further described in Note 2(g)) and the historical net carrying value (inclusive of related foreign currency translation adjustments) of Batesville. For purposes of the unaudited pro forma condensed consolidated balance sheet, the gain recognized in shareholders’ equity is based on the net carrying value of Batesville as of September 30, 2022, rather than as of the closing date of the Disposal Transaction. As a result, the gain reflected herein may materially differ from the actual gain on the Disposal Transaction recorded as of the closing date.

(e)	Historically, the corporate headquarters building used by the Company was owned by an entity that was part of Batesville. Upon the closing of the Disposal Transaction, the Buyer acquired indirect ownership of that entity, which continued to own the building. In connection with the Disposal Transaction, the Company entered into a lease agreement under which a portion of the building is leased to the Company. Accordingly, a pro forma adjustment has been made to recognize an operating lease right-of-use asset of $3.8 million, a short-term operating lease liability of $0.9 million, and a long-term operating lease liability of $2.9 million as of September 30, 2022. Additionally, as the corporate headquarters building was historically used by the Company and will continue to be used by the Company after the Disposal Transaction, a pro forma adjustment of $0.9 million for lease expense has been included in operating expenses for each of the years ended September 30, 2022, 2021, and 2020.

(f)	In conjunction with the Disposal Transaction, the Company entered into a transition services agreement with the Buyer (the “TSA”). Under the terms of the TSA, among other things, the Company will provide certain post-closing services on a transitional basis. The services provided under the TSA have initial terms ranging from one to twelve months, and the TSA provides for options to extend those services for up to a maximum of fifteen months in total. For services provided, a pro forma adjustment of $3.7 million to reflect the estimated TSA income has been made to other income, net for the year ended September 30, 2022.

(g)	Reflects the payment of the transaction costs described in Note 2(a), which are directly attributable to the Disposal Transaction, were accrued as of September 30, 2022, and are not among those described in Note 2(b) as being paid using proceeds from the Disposal Transaction. Additionally, an adjustment has been made to reflect the payment of $14.1 million of transaction costs that were incurred from October 1, 2022 through the closing date of the Disposal Transaction and are not among those described in Note 2(b) as being paid using proceeds from the Disposal Transaction. As these costs were not accrued as of September 30, 2022, their payment is reflected as a reduction in retained earnings.

(h)	Represents the tax impact of the pro forma adjustments at the applicable estimated effective tax rate of Batesville.